UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OR
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 7, 2002


                             NUTRASTAR INCORPORATED
             (Exact name of registrant as specified in its charter)


         California                  0-32565                   87-0673375
(State or other jurisdiction     (Commission File             (IRS Employer
      of incorporation                Number)             Identification Number)

                            1261 Hawk's Flight Court
                            El Dorado Hills, CA 95762
                    (Address of principal executive offices)


                                 (916) 933-7000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former names or former address, if changed from last report)




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Item 4. Changes in Registrant's Certifying Accountant.

In conjunction with a share exchange transaction which was consummated on December 14, 2001, the independent accountants for Alliance Consumer International, Inc.("ACI"), Andersen Andersen & Strong, L.C.("AA&S"), were dismissed and Singer, Lewak, Greenbaum & Goldstein, LLP ("SLGG") were engaged as the accountant's for the combined entities consisting of ACI and NutraStar Incorporated ("NutraStar"). The combined entity is referred to hereafter as the "Registrant" or the "Company". This action was approved by the Registrant's Board of Directors on March 7, 2002.

The Board based its decision on several factors, including SLGG's experience in the Company's particular industry and SLGG's extensive SEC compliance practice.

There were no disagreements with AA&S on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company has requested AA&S to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of the letter, dated March 21, 2002, is filed as Exhibit 16.3 to this Form 8-K/A, as required by Item 304(a)(3) of Regulation S-B.

The Report of Independent Certified Public Accountants signed by AA&S relating to the financial statements of ACI for the period March 12, 2001 through March 31, 2001, did not contain an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope or accounting principles. The Accountants' Report, although unqualified, contained a fourth explanatory paragraph describing a "going concern" contingency


Also on March 7, 2002, the Registrant's Board of Directors dismissed Hood & Strong, LLP ("H&S"), the independent accountant's for NutraStar, and approved the engagement of SLGG to replace H&S as the Registrant's independent accountants for the fiscal year ending December 31, 2001, and thereafter.

The Independent Auditors' Report signed by H&S relating to the financial statements of NutraStar for the fiscal year ended December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope or accounting principles. The Auditors' Report, although unqualified, contained a fourth explanatory paragraph describing a "going concern" contingency.

During the fieldwork performed by H&S in March and November, 2001 in connection with the accounting work performed on NutraStar's financial statements, there was a disagreement between NutraStar's management and H&S regarding the need for an explanation in the financial statements relating to the "going concern" uncertainty. Management of NutraStar believed that no material "going concern" uncertainty existed with NutraStar's business based upon its belief that the positive results from initial implementation of its business strategy supported a viable and sustainable business plan. H&S believed that a "going concern" contingency existed based upon its belief that without the elimination of business risks such as achieving successful operations, obtaining sufficient additional financing or obtaining a line of credit, that there was sufficient

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uncertainty to require disclosure. A "going concern" explanation was included in the Auditors' Report thus resolving the issue to the satisfaction of H&S. There were no other disagreements with H&S on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of H&S, would have caused H&S to make reference to the subject matter of any such disagreement(s) if a report was to be executed.

The Chairwoman of the Board was involved in discussions with H&S regarding the "going concern" issue. The Chairwoman reported the disagreement and its resolution to the Company's Board of Directors. Neither a committee of the Board of Directors nor the Board of Directors as a group discussed the "going concern" disagreement with H&S.

The Company has authorized H&S to respond fully to the inquiries of SLGG, concerning the subject matter of the disagreement.

Prior to their engagement, SLGG was not consulted regarding the application of accounting principles to any transactions, or the type of audit opinion that might be rendered or the subject matter of the disagreement with H&S described above.

The Company has requested H&S to furnish it an updated letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 25, 2002, is filed as Exhibit 16.2 to this Form 8-K/A, as required by Item 304(a)(3) of Regulation S-B.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.  None.

     (b)  Pro Forma Financial Information             None.

     (c)  Exhibits

          16.2 Letter on change in Certifying Accountant dated March 25, 2002.

          16.3 Letter on change in Certifying Accountant dated March 21, 2002

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 25, 2002

                                               NUTRASTAR INCORPORATED


                                               By:/s/ James W. Kluber
                                                  ------------------------------
                                               James W. Kluber,
                                               Chief Financial Officer
                                               (Authorized Officer and Principal
                                               Financial Officer)


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                                Index to Exhibits



         Exhibit No.                 Description
         -----------                 -----------

            16.1      Letter on change in Certifying Accountants*

            16.2 Updated letter on change in Certifying Accountants dated March 25, 2002

            16.3      Letter on change in Certifying  Accountants dated
                      March 21, 2002



* Previously submitted with Form 8-K filed with the SEC on March 14, 2002